Exhibit 99.1

FOR IMMEDIATE RELEASE

KBL ENTERS INTO COMMON STOCK PURCHASE AGREEMENTS

VICTORY PARK CAPITAL ADVISORS AGREES TO PURCHASE KBL COMMON
STOCK FROM THIRD PARTIES IN PRIVATE TRANSACTIONS

NEW YORK, NEW YORK, July 13, 2009 – KBL Healthcare Acquisition Corp. III (“KBL”) (NYSE AMEX: KHA, KHA.U, KHA.WS) announced today that it has entered into agreements to purchase an aggregate of approximately 5.9 million of the shares of its common stock sold in its initial public offering (“IPO”) in privately negotiated transactions for an aggregate purchase price of approximately $46.4 million from 14 stockholders who otherwise intended to vote against the previously announced proposed business combination between KBL and PRWT Services, Inc. (“PRWT”) described in its proxy statement/prospectus dated June 26, 2009.  Pursuant to such agreements, the holders have agreed to give KBL’s management proxies to vote their shares in favor of the merger proposal, which will revoke prior proxies voted against the proposal.  It is expected that further such agreements will be entered into prior to the special meeting of stockholders on similar terms.   The closing of such purchases will be effected upon the closing of the business combination and will be paid for with funds that are presently in KBL’s trust account.

KBL also announced that it has entered into an agreement with Victory Park Capital Advisors, LLC (“Victory Park”) pursuant to which funds managed by Victory Park or other purchasers acceptable to Victory Park and KBL will use their reasonable best efforts to purchase up to an aggregate of 5.2 million shares of KBL’s common stock from third parties in private transactions.  Pursuant to the agreement, KBL shall pay Victory Park a fee of 1.0% of the value of all shares purchased by Victory Park from third parties.  All shares purchased as a result of this arrangement will be voted by Victory Park in favor of proposed business combination between KBL and PRWT.

About KBL

KBL is a blank check company organized under the laws of the State of Delaware on January 9, 2007.  KBL was formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition  or other similar business combination with one or more operating businesses in the healthcare industry in any geographic location.  On July 25, 2007, KBL closed its IPO of 17.25 million units, including the underwriters’ full over-allotment option, generating $138.0 million in gross proceeds.  Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. As of March 31, 2009, KBL held approximately $135.4 million in a trust account maintained by an independent trustee, which will be released to KBL upon the consummation of the business combination. Additional information is available at .

The business combination with PRWT is subject to customary closing conditions, including (a) approval by KBL stockholders, (b) approval by KBL stockholders of certain amendments to the certificate of incorporation of KBL and (c) fewer than 30% of the shares of KBL Common Stock issued in its IPO voting against the merger and demanding a cash conversion of their shares in accordance with KBL’s amended and restated certificate of incorporation.

About PRWT

PRWT is a diversified enterprise of pharmaceutical manufacturing and distribution, facilities management and maintenance, and business process solutions services. As a nationally recognized minority-owned enterprise, PRWT is one of the largest minority-owned businesses headquartered in the Greater Philadelphia Region and has been ranked in the top 100 minority-owned service industry businesses in the United States by Black Enterprise magazine for the past eight years.  For more information, visit www.prwt.com.

The information on KBL’s and PRWT’s websites are not, and shall not be deemed to be, a part of this notice or incorporated in filings either KBL or PRWT makes with the SEC.

Forward Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about our: ability to complete a combination with one or more target businesses; success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements; potential inability to obtain additional financing to complete a business combination; limited pool of prospective target businesses; potential change in control if we acquire one or more target businesses for stock; public securities’ limited liquidity and trading; failure to list or delisting of our securities from the NYSE Amex or an inability to have our securities listed on the NASDAQ Stock Exchange following a business combination; use of proceeds not in trust or available to us from interest income on the trust account balance; or our financial performance following this offering.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, including those described in the definitive proxy statement/prospectus filed by KBL and PRWT with the SEC on June 26, 2009.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

Stockholders of KBL and other interested persons are advised to read the definitive proxy statement/prospectus, and all future supplements thereto, in connection with KBL’s solicitation of proxies for the special meeting to be held to approve the business combination with PRWT, because such proxy statement/prospectus contains important information about PRWT, KBL  and the proposed business combination.  Stockholders are also be able to obtain a copy of the proxy statement/prospectus, without charge, at the SEC’s internet site at http://www.sec.gov or by directing a request to: KBL Healthcare Acquisition Corp. III, 380 Lexington Avenue, 31st Floor, New York, NY 10168.

KBL and its directors and executive officers, and PRWT and its stockholders, directors and executive officers, and their respective affiliates, may enter into additional arrangements to purchase shares of common stock and/or warrants of KBL in open market or privately negotiated transactions.

KBL and its stockholders, directors and executive officers and PRWT and its stockholders, directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of KBL stockholders to be held to approve the merger.

COMPANY CONTACT:	-OR-	INVESTOR RELATIONS:
KBL Healthcare Acquisition Corp. III		The Equity Group Inc.
Dr. Marlene Krauss		Gerrard Lobo
Chief Executive Officer		Senior Account Executive
212-319-5555 ext. 3416		(212) 836-9610
mkrauss@kblhealthcare.com		globo@equityny.com

Michael Kaswan		Devin Sullivan
Chief Operating Officer		Senior Vice President
212-319-5555 ext. 3412		(212) 836-9608
mike@kblhealthcare.com		dsullivan@equityny.com

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